Exhibit 99.1

Remarks:

The Reporting Persons are jointly filing this Form 3 pursuant to Rule 16a-3(j) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") to report the acquisition of shares of common stock, preferred stock and/or warrants of the Issuer (collectively, the "Issuer Securities") pursuant to the in-kind distribution, without consideration, of such Issuer Securities by Alara Capital AVI II, LLC (the "In-Kind Distribution"). This Form 3 is filed by: (i) SMC Select Co-Investment Fund I, LP, a Delaware limited partnership ("SMC Co-Investment LP"), SMC Reserve Fund II Offshore, LP, a Cayman Islands limited partnership ("SMC Offshore"), SMC Private Equity Holdings, LP, a Delaware limited partnership ("SMC PE LP", together with SMC Co-Investment LP and SMC Offshore, the "SMC Funds") and Mr. John L. Steffens ("Steffens"), each a direct owner of Issuer Securities following the In-Kind Distribution; (ii) SMC Select Co-Investment I GP, LLC ("SMC Co-Investment GP"), a Delaware limited liability company and the general partner of SMC Co-Investment LP; (iii) Spring Mountain Capital, G.P., LLC, a Delaware limited liability company ("SMC GP") and the general partner of SMC Offshore and managing member of SMC Co-Investment GP and SMC Private Equity Holdings G.P., LLC, a Delaware limited liability company ("SMC PE GP") and the general partner of SMC PE LP; (iv) SMC PE GP; (v) Spring Mountain Capital, LLC, a Delaware limited liability company ("SMC LLC") and the general partner of Spring Mountain Capital LP, a Delaware limited partnership and the registered investment advisor to the SMC Funds but which itself is not a reporting person hereunder; and (vi) Mr. Gregory P. Ho ("Ho"). Steffens and Ho are the managing members of SMC GP and SMC LLC. Because of the relationship between the SMC Funds and the other Reporting Persons, such other Reporting Persons may be deemed to indirectly beneficially own the Issuer Securities reported herein. Pursuant to Rule 16a-1(a)(4) under the Exchange Act, this filing shall not be deemed an admission that the Reporting Persons are, for purposes of Section 16 of the Exchange Act or otherwise, the beneficial owners of any Issuer Securities in excess of their respective pecuniary interests therein. Each of the Reporting Persons disclaims beneficial ownership with respect to any Issuer Securities except to the extent of his or its pecuniary interest therein.